                                                                  Exhibit 25(a)


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               _________________

                                    FORM T-1

                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                   TRUSTEE PURSUANT TO SECTION 305(b)(2)

                                ________________

                              THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)

                 New York                            13-5160382
        (Jurisdiction of incorporation            (I.R.S. employer
         if not a U.S. national bank)            identification no.)

       48 Wall Street, New York, New York               10286
    (Address of principal executive offices)          (Zip Code)

                          BATTLE MOUNTAIN GOLD COMPANY
              (Exact name of obligor as specified in its charter)

                 Nevada                             76-0151431
        (State or other jurisdiction of          (I.R.S. employer
         incorporation or organization)         identification no.)

                          333 Clay Street, 42nd Floor
                Houston, Texas                            77002
    (Address of principal executive offices)            (Zip Code)

                                ________________

                             SENIOR DEBT SECURITIES
                      (Title of the indenture securities)

  *Specific title(s) to be determined in connection with sale(s) of Securities

                                    GENERAL

ITEM 1. General Information.

                 Furnish the following information as to the Trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks                            2 Rector Street,
  of the State of New York                         New York, N.Y. 10006
                                                     and Albany, N.Y. 12203

Federal Reserve Bank of New York                   33 Liberty Plaza,
                                                   New York, N.Y. 10045-001

Federal Deposit Insurance Corporation              Washington, D.C. 20549

New York Clearing House Association                100 Broad Street
                                                   New York, N.Y. 10004

            (b) Whether it is authorized to exercise corporate trust powers:

                 Yes.

ITEM 2.   Affiliations with Obligor.

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                 None.  (See Note on page 3.)

                              ____________________

ITEM 16.  List of Exhibits.

                          Exhibits identified in parentheses below, on file
with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

99.1.                A copy of the Organization Certificate of The Bank of
                     New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.
                     (See Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672

                                    2

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                  and Exhibit 1 to Form T-1 filed with Registration Statement
                  No. 33- 29637.)

99.4.             A copy of the existing By-laws of the Trustee.  (See Exhibit
                  4 to Form T-1 filed with Registration Statement No. 33-31019.)

99.6. The consent of the Trustee required by Section 321(b) of the Act. (See Exhibit 6 to Form T-1, Registration Statement
                  No. 33-44051.)

99.7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                      NOTE

                 Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

                 Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                               __________________

                                   SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 14th day of January, 1994.

                                                  The Bank of New York

                                                  By:  /s/ ROBERT F. MCINTYRE
                                                     --------------------------
                                                Name:  Robert F. McIntyre
                                               Title:  Assistant Vice President

                                 EXHIBIT INDEX

            Description                            Number
            -----------                            ------
Latest report of condition of                       99.7
the Trustee published pursuant to
law or to the requirements of its
supervising or examining authority.


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
                                                                   Exhibit 99.7

                        Consolidated Report of Condition of
                                THE BANK OF NEW YORK
                      of 48 Wall Street, New York, N.Y. 10286
                       And Foreign and Domestic Subsidiaries,
                   a member of the Federal Reserve System, at the
                   close of business September 30, 1993, published
                    in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


ASSETS                                                                            Dollar Amounts
                                                                                   in Thousands

Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency
          and coin . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $4,112,299
     Interest-bearing balances . . . . . . . . . . . . . . . . . . . . . .             607,187
Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3,712,310
Federal funds sold in domestice offices of
     the bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            613,944
Loans and lease financing receivables:
     Loans and leases, net of unearned income . . . . . . . . . . . . . . .         23,923,315
     Less Allowance for loan and lease losses . . . . . . . . . . . . . . .            800,277
     Less allocated transfer risk reserve . . . . . . . . . . . . . . . . .             35,768
     Loans and leases, net of unearned income, allowance, and reserve . . .         23,087,270
Assets held in trading accounts . . . . . . . . . . . . . . . . . . . . . .            959,333
Premises and fixed assets (including capitalized leases). . . . . . . . . .            664,500
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . .            102,235
Investments in unconsolidated subsidiaries and associated companies . . . .            170,664
Customers' liability to this bank on acceptances outstanding. . . . . . . .            909,084
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             45,858
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,562,551
                                                                                   -----------
Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $36,547,235
                                                                                   ===========

                                                5


LIABILITIES
Deposits
     In domestic offices . . . . . . . . . . . . . . . . . . . . . . . . . .     $19,443,240
     Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . .       7,387,665
     Interest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . . . .      12,055,575
     In foreign offices, Edge and Agreement subsidiaries, and IBFs . . . . .       8,104,447
     Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . .          80,823
     Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . . .       8,023,624
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
     Federal funds purchased . . . . . . . . . . . . . . . . . . . . . . . .       1,505,573
     Securities sold under agreements to repurchase. . . . . . . . . . . . .          48,225
Demand notes issued to the U.S. Treasury . . . . . . . . . . . . . . . . . .         300,000
Other borrowed money . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,082,537
Bank's liability on acceptances executed and outstanding . . . . . . . . . .         909,970
Subordinated notes and debentures  . . . . . . . . . . . . . . . . . . . . .       1,070,780
Other liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,305,376
                                                                                 -----------
Total liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      33,770,148
                                                                                 ===========

EQUITY CAPITAL

Perpetual preferred stock and related surplus  . . . . . . . . . . . . . . .          75,000
Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         942,284
Surplus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         474,677
Undivided profits and capital reserves . . . . . . . . . . . . . . . . . . .       1,291,716
Cumulative foreign currency translation adjustments . . . . . . . . . . . . .         (6,590)
                                                                                 -----------
Total equity capital . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2,777,087
                                                                                 -----------
Total liabilities, limited-life preferred stock and equity capital . . . . .     $36,547,235
                                                                                 ===========


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
        I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                        Robert E. Keilman

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

        J. Carter Bacot
        Alan R. Griffith        Directors
        Thomas A. Renyi

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